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                                                                     Exhibit 10



                  AGREEMENT dated and entered into on September 8, 1998 between Newmont Gold Company, a Delaware corporation ("Newmont") and Lawrence T. Kurlander ("Executive").


                               W I T N E S S E T H


                  The parties agree as follows:

                  1. This Agreement is effective as of August 6, 1998 ("Effective Date").

                  2. In addition to any other pension benefits, qualified and non-qualified, to be provided Executive other than pursuant to this Agreement, Executive shall receive a non-qualified retirement benefit, payable within 30 days of Executive's termination of employment (deemed to have occurred on Executive's last day worked), equal to the lump sum actuarial equivalent value (determined in the same manner as actuarial equivalent lump sum payments are determined under Newmont's Pension Equalization Plan) of Executive's accrued benefit under Newmont's Pension Plan and Pension Equalization Plan determined as of the date of Executive's termination of employment; provided, however, that such accrued benefit shall be determined under the assumption that Executive's credited service is equal to 1.5 times his actual years of credited service under such Pension Plan and, provided, further, that the amount of such accrued benefit shall be reduced by Executive's vested accrued benefit as determined under Newmont's Pension Plan and Pension Equalization Plan and Executive's accrued benefit payable pursuant to this paragraph 2 shall be nonforfeitable, except as provided herein.

                  3. Notwithstanding any other provisions of this Agreement:

                  (i) Newmont may terminate this Agreement immediately and without prior notice to Executive for "Cause" as defined below. If Executive is terminated for Cause, he forfeits all benefits provided in this Agreement.

         Cause shall be limited to the occurrence of any of the following events:

                  (a) Executive has misappropriated any funds or property of Newmont (including from any of its subsidiaries or affiliates);

                  (b)      Executive has been convicted of a felony;

                  (c) Executive has obtained personal profit from any Newmont (including from any of its subsidiaries or affiliates) transaction with a third party without the prior approval of such profit by the Board; or

                  (d) Executive has obtained personal profit from the sale of Newmont's (including from any of its subsidiaries or affiliates) trade secrets.

                  If Executive disputes the commission by him of any act or acts asserted by Newmont to constitute Cause, either Newmont or Executive may initiate binding arbitration proceedings in accordance with paragraph 9 of this Agreement to resolve




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         whether Executive has committed an act or acts constituting Cause. If
         Executive does not dispute any termination for Cause within 60 days after such termination, Executive shall be conclusively presumed to have been terminated for Cause.

                  (ii) If Executive's employment is terminated by Newmont without Cause, all rights created pursuant to the non-qualified retirement benefit provided under paragraph 2 shall cease to accrue and such benefit shall be payable as provided under paragraph 2.

                  (iii) If Executive voluntarily resigns (including resignation due to Executive's permanent disability) from Newmont, all rights created pursuant to the non-qualified retirement benefit provided under paragraph 2 shall cease to accrue and such benefit shall be payable as provided under paragraph 2.

                  (iv) If Executive dies prior to termination of employment, all rights created pursuant to the non-qualified retirement benefit provided under paragraph 2 shall cease to accrue and such benefit shall be payable to Executive's surviving spouse in an amount and at such time consistent with paragraph 2, provided, however, that such amount shall be adjusted in the same manner as surviving spouse benefits are determined under Newmont's Pension Plan and Pension Equalization Plan.

                  4. If Newmont or Newmont Mining Corporation shall at any time be merged or consolidated into or with any other corporation, or if substantially all of the assets of Newmont or Newmont Mining Corporation are transferred to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation or acquiring such assets, and this paragraph 4 shall apply in the event of any subsequent merger or consolidation or transfer of assets.

                  5. This Agreement constitutes the entire agreement of the parties with respect to the subject matter set forth herein, and all prior negotiations or representations are merged herein or replaced hereby. It shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives, but neither this Agreement nor any rights hereunder shall be assignable by either party without the other party's written consent. No change or modification of this Agreement shall be effective except if made in writing signed by the party to be bound.

                  6. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

                  7. The validity, interpretation and effect of this Agreement shall be governed by the law of the State of Colorado.

                  8. Any notice required or permitted to be given hereunder shall be in writing and may be given by mail - prepaid and certified return receipt requested - addressed:

                  (i)      if to Newmont, at its principal office, attention:
                           Corporate Secretary;

                  (ii) if to Executive, at his home mailing address on file with Newmont;



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or to such other address as the party to which such notice is to be given shall have notified (in accordance with the provisions of this paragraph 8) as its substitute address for the purposes of this Agreement; any notice given as aforesaid shall be deemed conclusively to have been received on the tenth business day after such mailing.

                  9. If any dispute arises under paragraph 3 of this Agreement or as to whether an amount is payable by Newmont to Executive, the amount or timing thereof or any interpretation of the provisions of this Agreement or the arrangements referred to herein, the parties agree that such dispute shall be resolved by binding arbitration proceedings initiated by either party in accordance with the rules of the American Arbitration Association and that the results of such proceedings shall be conclusive on both parties and shall not be subject to judicial review.

                  Newmont and Executive acknowledge by execution of this Agreement that they have expressly relinquished any and all rights to judicial review of any dispute or any determination by the arbitrator. Newmont also agrees to pay the cost of any arbitration or legal proceedings initiated by either party under this Agreement, including Executive's legal fees, and that Executive's expenses shall be paid to him upon evidence that such expenses have been incurred without awaiting the outcome of any such proceedings; provided, however, Executive shall have the obligation to reimburse Newmont for his expenses advanced by Newmont if it is finally determined by the arbitrator that Executive's position was frivolous and without merit.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


EXECUTIVE                                   NEWMONT GOLD COMPANY



 /s/ Lawrence T. Kurlander                  By   /s/ Ronald C. Cambre
---------------------------------              ------------------------------
Lawrence T. Kurlander                            Ronald C. Cambre
                                                 Chairman, President and
                                                 Chief Executive Officer


 September 8        , 1998                        September 11           , 1998
--------------------                             ------------------------




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